UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2026

Select Water Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1820 North I-35 Gainesville, Texas 76240
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:

(940) 669-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	WTTR	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2026, Select Water Holdings LLC (the “Issuer”), a subsidiary of Select Water Solutions, Inc. (the “Company”), issued $900 million aggregate principal amount of its 7.625% Senior Notes due 2034 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of October 21, 2026 (the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its revolving credit facility. The Notes are not guaranteed by the Company or SES Holdings, LLC (“SES Holdings”), and neither the Company nor SES Holdings is a party to the Indenture.

Maturity and Interest

The Notes will mature on November 1, 2034. The Notes bear interest at the rate of 7.625% per annum, payable semi-annually in arrears on each May 1 and November 1, with interest payments on the Notes commencing May 1, 2027.

Optional Redemption

At any time prior to November 1, 2029, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to November 1, 2029, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after November 1, 2029, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2029	103.813%
2030	101.906%
2031 and thereafter	100.000%

Change of Control

If a Change of Control (as defined in the Indenture) occurs (along with a downgrade of the Notes by two rating agencies), the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of its equity or redeem, repurchase or retire its equity or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from any non-Guarantor restricted subsidiary to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, and accrued and unpaid interest, if any, on all the then outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default results from certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary.

Special Mandatory Redemption

If (i) the Company’s previously announced acquisition of Pilot Water Solutions LLC (the “Pilot Water Acquisition”) has not been completed on or before March 1, 2027 (or such later date as the outside date under the related acquisition agreement may be extended by agreement of the parties thereto) (the “Outside Date”), or (ii) prior to the Outside Date, the Issuer notifies the Trustee in writing that the acquisition agreement has been terminated without the closing occurring thereunder or that the Issuer will not pursue the consummation of the Pilot Water Acquisition, the Issuer will be required to redeem an aggregate principal amount of the Notes equal to the excess, if any, of (x) the aggregate principal amount of the Notes issued on the issue date over (y) $450.0 million, at a redemption price equal to the issue price of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of October 21, 2026, among Select Water Holdings LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 7.625% Senior Note due 2034 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026

SELECT WATER SOLUTIONS, INC.

By:	/s/ Christopher K. George
Name:	Christopher K. George
Title:	Executive Vice President and Chief Financial Officer

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